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                                                                       EXHIBIT 5


                         [ARNOLD & PORTER LETTERHEAD]


                                 June 23, 2000



Board of Directors
SAGA Systems, Inc.
11190 Sunrise Valley Drive
Reston, Virginia 20191

     Re:  Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have acted as special counsel to SAGA Systems, Inc. (the "Company") in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") filed by the Company with the Securities and Exchange Commission relating to up to 2,000,000 additional shares of the common stock of the Company, par value $.01 per share, reserved for issuance under the Company's 1997 Stock Option Plan (the "Plan").

     In connection with rendering the opinions set forth in this letter, we have examined such corporate records of the Company, including the Plan, the Company's Certificate of Incorporation and Bylaws as in effect on the date of this opinion, and resolutions of the Board of Directors and stockholders of the Company, as well as made such investigation of matters of fact and law and examined such other documents as we deem necessary for rendering the opinions hereinafter expressed.

     The opinions set forth herein are subject to the following qualifications, which are in addition to any other qualifications contained herein:

     A. We have assumed without verification the genuineness of all signatures on all documents, the authority of the parties (other than the Company) executing such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies.

     B. The opinions set forth herein are based on existing laws, ordinances, rules, regulations, and judicial and administrative decisions as they presently have been interpreted, and we can give no assurances that our opinions would not be different after any change in any of the foregoing occurring after the date hereof.
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SAGA Systems, Inc.
June 23, 2000
Page 2


     C. We have assumed without verification that, with respect to the minutes of any meetings of the Board of Directors or any committees thereof of the Company or of the stockholders of the Company that we have examined, due notice of the meetings was given or duly waived, the minutes accurately and completely reflect all actions taken at the meetings and a quorum was present and acting throughout the meetings.

     D. We have assumed without verification the accuracy and completeness of all corporate records made available to us by the Company.

     E. We express no opinion as to the effect or application of any laws or regulations other than the internal laws of the State of Delaware and the federal laws of the United States. As to matters governed by the laws specified in the foregoing sentence, we have relied exclusively on the latest standard compilations of such statutes and laws as reproduced in commonly accepted unofficial publications available to us.

     Based on the foregoing, upon the assumptions that there will be no material changes in the documents we have examined and the matters investigated referred to above, we are of the opinion that the 2,000,000 additional shares of Common Stock reserved for issuance under the Plan, when issued upon the exercise of options in accordance with the terms of the Plan and for legal consideration of not less than $.01 per share, will be validly issued and will be fully paid and nonassessable.

     This letter does not address any matters other than those expressly addressed herein. This letter is given for your sole benefit and use. No one else is entitled to rely hereupon. This letter speaks only as of the date hereof. We undertake no responsibility to update or supplement it after such date.

     We hereby consent to your filing of this opinion as Exhibit 5 to the Registration Statement and to reference to our firm in Item 5 thereof. By giving such consent we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                    Very truly yours,


                                    /s/ Arnold & Porter
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                                    ARNOLD & PORTER


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